Exhibit 99.1

Chembio Diagnostics Announces CEO Transition

Medford, NY – January 9, 2020 - Chembio Diagnostics, Inc. (Nasdaq: CEMI), a leading point-of-care diagnostics company focused on infectious diseases, today announced President and Chief Executive Officer John Sperzel has resigned for another opportunity. The Chembio Board of Directors has appointed Director Gail Page as Interim CEO and initiated an executive search process to identify a permanent CEO.

Gail Page has served on the Chembio Board of Directors since 2017. Currently she is a Venture Partner at Turret Capital Management. Previously Ms. Page was the President and CEO at Vermillion, Inc. (NASDAQ: VRML), a publicly traded life sciences company, focused on diagnostics and bio-analytical solutions. Additionally, Ms. Page served as Chief Operating Officer of Luminex for three years after ascending to Senior Vice President during a 12-year tenure with Roche Biomedical / Laboratory Corporation of America.

“On behalf of the entire Board of Directors, I would like to thank John for his contributions throughout his tenure and wish him well in his future endeavors. Under John’s leadership, Chembio’s position in the market has strengthened considerably. The implementation and advancement of several key initiatives have positioned the company for continued growth in existing markets and expansion into others with a proprietary leading technology platform. We are confident that the strong team here will continue to execute across these initiatives,” said Kathy Davis, Chembio Board Chairman. “Our recent accomplishments have established a foundation for the next phase of growth and long-term success, and we are confident that Gail’s experience and market knowledge will provide a smooth transition.”

About Chembio Diagnostics
Chembio is a leading point-of-care diagnostics company focused on detecting and diagnosing infectious diseases. The company’s patented DPP technology platform, which uses a small drop of blood from the fingertip, provides high-quality, cost-effective results in approximately 15 minutes. Coupled with Chembio’s extensive scientific expertise, its novel DPP technology offers broad market applications beyond infectious disease, a number of which applications are under active development with collaboration partners. Chembio’s products are sold globally, directly and through distributors, to hospitals and clinics, physician offices, clinical laboratories, public health organizations, government agencies, and consumers. Learn more at www.chembio.com.

Forward-Looking Statements
Statements contained in the third paragraph of this release with respect to Chembio’s future growth, expansion and success are not historical facts and constitute forward-looking statements within the meaning of the Securities Act of 1933, as amended. Such statements reflect Chembio's current views, are based on certain assumptions, and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, including, but not limited to the ability of Chembio to maintain existing, and timely obtain additional, regulatory approvals and the risks of doing business in and with foreign countries, including geopolitical, international and other challenges as well as potential material adverse effects of tariffs and other changes in U.S. trade policy. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

DPP is Chembio’s registered trademark. For convenience, this trademark appears in this release without ® symbols, but that practice does not mean that Chembio will not assert, to the fullest extent under applicable law, its rights to the trademark.

Investor contact:
Lynn Pieper Lewis
Gilmartin Group
(415) 937-5402
investor@chembio.com